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                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                                                      PricewaterhouseCoopers LLP
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                                                               San Jose CA 95113
                                                        Telephone (408) 817 3700
                                                      Facsimile   (408) 817 5050


                                                                    EXHIBIT 16.2
 April 9, 2001

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Commissioners:

 We have read the statements made by Symphonix Devices, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 9, 2001. We agree with the statements concerning our Firm in such Form 8-K.

 Very truly yours,


 /s/ PricewaterhouseCoopers LLP